ASSIGNMENT

This ASSIGNMENT, dated as of December 18, 2012 (“Assignment”), by BRAZIL MINING, INC., a Delaware corporation (“Assignor”), with an office at 324 South Beverly Drive, Suite 118, Beverly Hills, California 90212 in favor of FLUX TECHNOLOGIES, CORP., a Nevada corporation (“Assignee”), with an office at 324 South Beverly Drive, Suite 118, Beverly Hills, California 90212.

WITNESSETH

WHEREAS, Assignor is the owner of the mineral rights described in Exhibit A attached hereto (the “Mineral Rights”); and

WHEREAS, Assignor has agreed to sell to Assignee and Assignee has agreed to purchase from Assignor the Mineral Rights.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, set over, and deliver to Assignee (ii) all of Assignor's right, title, and interest in and to the Mineral Rights and (ii) all rights corresponding thereto throughout the world.

Assignor further agrees, without further consideration, to cause to be performed such lawful acts and to be executed such further assignments and other lawful documents as Assignee may reasonably request to effectuate fully this Assignment and to permit Assignee to be duly recorded as the registered owner of the Mineral Rights and of the rights hereby conveyed.

Assignee represents and warrants to Assignor as follows:

(1)             Assignee is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada.

(2)            Assignee has full corporate power and authority to execute and deliver this Assignment and to consummate the transactions contemplated hereby. This Assignment has been duly and validly executed and delivered by Assignee and, assuming due and valid authorization, execution and delivery hereof by Assignor, is a valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms. Neither the execution and delivery of this Assignment nor the consummation by Assignee of any of the transactions contemplated hereby will conflict with, or require any consent under, any contract to which Assignee is a party or any judgment, order or decree of any court or other governmental entity to which Assignee or its any of its assets is subject or bound.

(3)            Assignee has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns, including the Mineral Rights. Assignee is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required. Assignee has heretofore delivered to Assignor complete and correct copies of Assignee’s Articles of Organization as presently in effect.

Assignor hereby makes the following representations and warranties to the Assignee: (i) Assignor has the full, absolute and entire power and legal right to execute, deliver and perform this Assignment and (ii) the Mineral Rights are owned of record and beneficially by Assignor, to its best knowledge free and clear of any contract, commitment, demand, lien, charge, security interest or encumbrance whatsoever. Assignor hereby agrees to defend, indemnify, defend and hold harmless Assignee from and against and in respect of: (i) any and all losses or Damages resulting from, relating or incident to, or arising out of, or otherwise in connection with any third party claim, suit, action or proceeding asserting (i) any misrepresentation or breach of representation, warranty or acknowledgment made or contained in this Agreement; and (ii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to the foregoing, whether between the parties or between Assignee and any third party or otherwise. Assignee (the “Indemnified Party”) shall promptly notify Assignor (the “Indemnifying Party”) in writing of any claim for indemnification, provided, that failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure). The Indemnifying Party shall tender sole defense and control of such claim to the Indemnified Party. The Indemnifying Party shall at its expense, if requested by the Indemnified Party, give reasonable assistance to the Indemnified Party in defense of any claim. As used herein, “Damages” means all losses, awards, causes of action, claims, obligations, demands, assessments, fines and penalties (civil or criminal), liabilities, expenses and costs (including litigation costs and reasonable attorneys’ fees), bodily or other personal injuries, damage to tangible Mineral Rights, and any other damages, of any kind or nature actually suffered by an entity.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be executed by the signature of its duly authorized officer as of the date above first written.

ASSIGNOR:

BRAZIL MINING, INC.

By:	/s/ Marc Fogassa
Marc Fogassa, Chief Executive Officer

ASSIGNEE:

FLUX TECHNOLOGIES, CORP.

By:	/s/ Marc Fogassa
Marc Fogassa, Chief Executive Officer

EXHIBIT A

DESCRIPTION OF MINERAL RIGHTS

Brazilian Department for Mineral Production (“DNPM”) Exploration Permit number 11638 published in the Federal Official Gazette of October 14th, 2009, and pertaining to DNPM Process number 880.239/2009.

The primary mineral indicated in the DNPM Process number 880.239/2009 is gold. These mineral rights are for an area of size 9,999.11 hectares, in the municipality of Borba, state of Amazonas, in Brazil, in the shape of a square, with the following geographical coordinates:

latitude -06°30'00''657 to -06°35'26''186

longitude -59°27'52''267 to -59°33'17''738

The unique identifier for this area in the DNPM database is 9DDF897B-8D3A-4F88-AAC4-42D9FCE0939A.